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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



               We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan and the Employee Stock Purchase Plan of SteriGenics International, Inc. of our report dated May 9, 1997, except for Note 14 as to which the date is July 30, 1997, with respect to the consolidated financial statements of SteriGenics International, Inc. included in its Registration Statement (Form S-1 No. 333-30047) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.



Palo Alto, California
August 18, 1997                             /s/  Ernst & Young LLP